Chase Manhattan Auto Grantor Trust 1996-B

                        Statement to Certificateholders
                                January 16 2001


------------------------------------------------------------------------------------------------------------------------------------
                                                                 DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
                 ORIGINAL            PRIOR                                                                                CURRENT
                   FACE            PRINCIPAL                                                   REALIZED    DEFERRED      PRINCIPAL
CLASS             VALUE             BALANCE         PRINCIPAL      INTEREST        TOTAL         LOSES     INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
A            1,478,422,107.71    55,244,210.49    7,756,850.38    304,303.53    8,061,153.91      0.00       0.00      47,487,360.11
------------------------------------------------------------------------------------------------------------------------------------
B               45,725,000.00     1,708,606.41      239,905.76      9,625.15      249,530.91      0.00       0.00       1,468,700.65
------------------------------------------------------------------------------------------------------------------------------------
TOTALS       1,524,147,107.71    56,952,816.90    7,996,756.14    313,928.68    8,310,684.82      0.00       0.00      48,956,060.76
------------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------   ----------------------
                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                           PASS-THROUGH RATES
----------------------------------------------------------------------------------------------   ----------------------
               PRIOR                                                           CURRENT                         CURRENT
             PRINCIPAL                                                        PRINCIPAL                       PASS THRU
CLASS         FACTOR         PRINCIPAL        INTEREST         TOTAL           FACTOR            CLASS          RATE
----------------------------------------------------------------------------------------------   ----------------------
A           37.36700784      5.24670887      0.20582994      5.45253880      32.12029897         A            6.610000%
----------------------------------------------------------------------------------------------   ----------------------
B           37.36700733      5.24670880      0.21050082      5.45720962      32.12029852         B            6.760000%
----------------------------------------------------------------------------------------------   ----------------------
TOTALS      37.36700782      5.24670886      0.20597007      5.45267893      32.12029896
----------------------------------------------------------------------------------------------   ----------------------


       IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE
                    CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Jennifer Baran
             The Chase Manhattan Bank - Structured Finance Services
                           450 West 33rd St, 14th fl,
                            New York, New York 10001
                              Tel: (212) 946-3881
                               Fax: 212) 946-3916


                          (Copyright)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Auto Grantor Trust 1996-B

                                January 16 2001
                        STATEMENT TO CERTIFICATEHOLDERS

                                                                                   Due Period                                   52
                                                                                   Due Period Beg Date                    12/01/00
                                                                                   Due Period End Date                    12/31/00
                                                                                   Determination Date                     01/10/01

Section 5.8(iii)    Servicing Fee
Section 5.8(iii)    Servicing Fee per $1000

Section 5.8(v)      Pool Balance at the end of the Collection Period

Section 5.8(vi)     Net Losses for Collection Period

Section 5.8(vii)    Carryover Shortfall for Collection Period
                                        Class A Interest                                                                      0.00
                                        Class B Interest                                                                      0.00
                                        Class A Principal                                                                     0.00
                                        Class B Principal                                                                     0.00
                                        TOTAL                                                                                 0.00

Section 5.8(viii)   Reserve Account Balance after Disbursement

Section 5.8(ix)     Specified Reserve Account Balance

Section 5.8(x)      Repurchase Amounts for Repurchased Receivables

                                        By Seller                                                                             0.00
                                        By Servicer                                                                     135,790.53
                                        TOTAL                                                                           135,790.53


                          (Copyright)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Auto Grantor Trust 1996-B

                                January 16 2001

Section 5.8(xi)     Advance Summary for Collection Period

                                        Unreimbursed Advances for Previous Period                                     3,910,944.81
                                        Unreimbursed Advances for Period                                              3,929,893.98
                                        Change From Previous Periods                                                     18,949.17

                                        Reimbursed advance from collections                                              65,788.29
                                        Reimbursed advance from liquidation proceeds                                     15,626.94
                                        Reimbursed advance from reserve account withdrawals                                   0.00






















                          (Copyright)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION